Exhibit 99.1

Rightscorp Broadens Board Governance and Management Structure

-Names Brett M. Johnson as Chairman of the Board

-Appoints Chief Operating Officer Robert Steele as President

Santa Monica, Calif. – August 21, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), is pleased to announce changes to its Board and management structure, effective immediately. Rightscorp has named its independent Board Member Brett M. Johnson as Chairman. In addition, the Company appointed its current Chief Operating Officer, Robert Steele, as President.

Christopher Sabec, CEO of Rightscorp, commented, “We are broadening our Board and appointing our independent Director as Chairman. This will allow the Board to better serve the shareholders as Brett will be able to hold management accountable from an unbiased standpoint.”

Mr. Sabec continued, “As Co-Founder of Rightscorp, Robert has developed a great majority of the Company’s patent pending technology and been instrumental in the rollout and success of our business. Holding the executive position as President will allow him to better represent the Company with Internet Service Providers (ISPs), our clients, and our shareholders.”

Brett joins as the Chairman of the Board with extensive public, private and non-profit Board Member experience, and has demonstrated experience and success managing all operational disciplines. He has an exceptional track record growing companies globally through sales, marketing, team building, product introductions, customer development and international expansion. In 2005, he founded Benevolent Capital Partners, a $50 million private equity and consulting company providing capital and operational expertise with investments in real estate, manufacturing and consumer brands, including Yak Pak, TerraCycle and Octagon Partners.

From 2010 to August 2012, Brett was the CEO and President of Forward Industries (NASDAQ: FORD). Forward Industries designs, sources, markets and distributes accessories for the handheld consumer electronics industry, including smartphones, tablets, notebook computers and medical monitoring and diagnostic equipment. Prior to that, Brett served as Executive Director of the Board and Managing Director before being appointed as President of Targus, the leading global provider of mobile computing solutions with sales of $545 million. Brett has a bachelor’s degree from Brown University and an Executive Masters of Business Administration (EMBA) from Pepperdine University. Brett is a graduate of the Harvard Business School’s President’s Program in Leadership and a member of the Young President’s Organization (YPO).

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, books and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784